Exhibit 99.1

             Neah Power Systems Conference Call Reminder


    BOTHELL, Wash.--(BUSINESS WIRE)--Oct. 4, 2007--Neah Power Systems, Inc. (OTCBB:NPWS), a leading developer of fuel cells for military applications, notebook computers and portable electronic devices, is scheduled to hold a conference call today at 1:30 p.m. PT to discuss its prototype and commercialization of its technology. Dan Rosen, executive chairman, will deliver prepared remarks and conduct a question and answer session.

    The conference call will be broadcast live over the Internet at www.neahpower.com. If you do not have Internet access, the telephone dial-in number is (888) 275 - 7122 for domestic participants and (706) 758 - 0257 for international participants. Please dial in five to ten minutes prior to the beginning of the call at 1:30 p.m. PT. A telephone replay will be available through October 6, 2007 by dialing
(800) 642-1687 and entering access code 17743810.

    About Neah Power

    Neah Power Systems, Inc. is a leading developer of fuel cells for military applications, notebook computers and portable electronic devices. The company's patented, porous silicon-based design will provide long-lasting, efficient and safe power solutions. As an emerging leader in fuel cell technology, Neah Power's products will allow users to extend the operating time of 10 to 100 watt devices multiple times beyond that of conventional batteries. Further company information can be found at our Web site, www.neahpower.com.

    Forward-Looking Statements

    Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company's control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history, research and prototype delays, difficulties in developing and commercializing new technologies, and additional risk factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its Web site at http://www.sec.gov.

    CONTACT: Lippert/Heilshorn & Associates
             Moriah Shilton, 415-433-3777
             Mshilton@lhai.com